SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

Form 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 10, 2000
Date of Report
(Date of earliest event reported)

AUTOZONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10714 (Commission File Number)	62-1482048 (I.R.S. Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of Principal Executive Offices)(Zip Code)

(901) 495-6500
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

            AutoZone, Inc. announced on October 10, 2000, that its Board of Directors has amended the Rights Agreement dated March 21, 2000, by changing the Rights Agreement's expiration date to October 20, 2000. As a result of this action, the preferred share purchase rights granted under the Rights Agreement expired on October 20, 2000. The Board has determined that the Rights Agreement and the preferred share purchase rights that it granted are not in AutoZone's best interest at this time and therefore has taken this action.

            In addition, AutoZone announced on October 10, 2000, that it has entered into an agreement with ESL Investments, Inc., and its affiliates, in which ESL has agreed not to vote (or issue written consents with respect to) any shares of AutoZone common stock acquired after October 20, 2000, until after April 1, 2004, unless the Board of Directors permits otherwise.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

            The following exhibits are included with this report:

Exhibit No.	Description
10.1*	First Amendment to Rights Agreement dated as of October 10, 2000, between AutoZone, Inc., and First Chicago Trust Company of New York.
10.2*	Letter Agreement dated October 10, 2000, between AutoZone, Inc., and ESL Investments, Inc, on behalf of itself and its affiliates.
99.1*	Press Release dated October 10, 2000.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                              AUTOZONE, INC.

                                                                                              By: /s/ Harry L. Goldsmith
                                                                                                    Harry L. Goldsmith
                                                                                                    Senior Vice President, Secretary
                                                                                                    & General Counsel

Dated: October 26, 2000

EXHIBIT INDEX

Exhibit No.	Description
10.1*	First Amendment to Rights Agreement dated as of October 10, 2000, between AutoZone, Inc., and First Chicago Trust Company of New York.
10.2*	Letter Agreement dated October 10, 2000, between AutoZone, Inc., and ESL Investments, Inc, on behalf of itself and its affiliates.
99.1*	Press Release dated October 10, 2000.

*Previously filed.